UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 5, 2006

IT&E International Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50095	20-4354185
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 858-366-0970

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective April 5, 2006, David J. Vandertie resigned as the Chief Financial Officer of the Company.

(c) Effective April 11, 2006, Michael L. Jeub was appointed as Chief Financial Officer of the Company.

        Since 2004, Mr. Jeub has been a director of 360 Global Wines. From January 2005 through February 2006, Mr. Jeub served as the Chief Financial Officer of Road Runner Sports, Inc. From June 2002 through October 2003, Mr. Jeub served as the Chief Financial Officer of The Immune Response Corp. Since 2000, Mr. Jeub has been a partner of Tatum Partners, LLC.

        The Company and Mr. Jeub entered into an Employment Letter (the “Employment Letter”) dated March 13, 2006. Pursuant to the Employment Letter, the Company pays Mr. Jeub $16,000 per month and either party may terminate Mr. Jeub’s employment, for any reason, by giving the other party prior written notice of at least thirty (30) days.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Description
10.20	Employment Letter dated March 13, 2006 between the Company and Michael L. Jeub.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IT&E International Group, Inc.
By: /s/ Peter Sollenne
Peter Sollenne
Chief Executive Officer

Dated: April 11, 2006